SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 15, 2001

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


           Delaware                  0-22745                     13-2572712
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(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
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               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 997-2325
                                                           --------------


                                       N/A
                    ----------------------------------------
          (Former name or Former Address, if Changed Since Last Report)



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Item 5.    Other Events.

At a Special Meeting of Stockholders on March 15, 2001, a Company proposal to cash-out stockholders holding fewer than 100 shares of the Company's common stock was approved. The cash-out will be effected through a one for 100 and a 100 for one back-to-back stock splits and will be affective for all stockholders of record at the close of trading on April 2, 2001. Stockholders owning 100 or more shares will not be affected by the splits and will continue to hold the same number of shares they currently own. Shareholders owning less than 100 shares will have the option of purchasing additional shares in the market prior to the splits if they wish to retain their investment in the Company or accept cash at the amount of the fair market value of their shares.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

              Exhibit No.           Description

              99.1 Press release dated as of March 19, 2001, re: Janus Hotels and Resorts, Inc. Announces Shareholders Approval Of Back-To-Back Stock Splits




























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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Janus Hotels and Resorts, Inc.
                                             ------------------------------
                                                     (Registrant)


Dated:  March 21, 2001                       By:  /s/ Richard A. Tonges
                                             ------------------------------
                                             Name:  Richard A. Tonges
                                             Title:   Vice President of Finance































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